Exhibit 10.36

FGX INTERNATIONAL INC.

AMENDED AND RESTATED

DEFERRED COMPENSATION PLAN

FGX INTERNATIONAL INC.

AMENDED AND RESTATED

DEFERRED COMPENSATION PLAN

THIS AMENDED AND RESTATED PLAN is adopted and enacted as of the first day of January, 2008, by FGX International Inc., a corporation organized and existing under the laws of the State of Delaware, hereinafter referred to as the “Plan Sponsor”.

WHEREAS, the Plan Sponsor adopted this Plan effective as of January 1, 2007; and

WHEREAS, the Plan sponsor wishes to amend and restate the Plan to comply with the requirements of Section 409A of the Code, as added by The American Jobs Creation Act of 2004, and any Treasury Regulations and other applicable guidance thereunder issued by the Treasury Department or the Internal Revenue Service; and

WHEREAS, the Plan Sponsor intends that the Plan shall at all times be administered and interpreted in such a manner as to constitute a “Top-Hat” unfunded nonqualified deferred compensation plan for tax purposes and for purposes of Title I of ERISA.  This Plan is not intended to qualify for favorable tax treatment pursuant to Section 401(a) of the Code or any successor section or statute;

NOW, THEREFORE, the Plan Sponsor hereby amends and restates the Plan, as set forth below.

ARTICLE 1

Definitions

For the purpose of this Plan, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:

1.1                               “Account” or “Accounts” shall mean a book account reflecting amounts credited to a Participant’s Separation Account and/or vested Plan Sponsor Contribution Account, as adjusted for deemed investment performance and all distributions or withdrawals made by the Participant or his or her Beneficiary.  To the extent that it is considered necessary or appropriate, the Plan Administrator shall maintain separate subaccounts for each source of contribution under this Plan or shall otherwise provide a means for determining that portion of an Account attributable to each contribution source.

1.2                               “Annual Bonus” shall mean any compensation, in addition to Base Salary and Performance-Based Compensation relating to services performed during any Plan Year, whether or not paid in such Plan Year or included on the Federal Income Tax Form W-2 for such Plan Year, payable to a Participant as an employee under any of the Plan Sponsor’s annual bonus or cash incentive plans, excluding stock options.  Annual Bonus shall consist of any amount or portion of any amount that will be paid either regardless of performance or based on a level of performance that is substantially certain to be met.

1.3                               “Annual Deferral Amount” shall mean that portion of a Participant’s Base Salary and Annual Bonus and/or Performance-Based Compensation that a Participant elects to defer for any one Plan Year.

1.4                               “Affiliate” shall mean any business entity other than the Plan Sponsor that is a member of a controlled group of corporations, within the meaning of Section 414(b) of the Code, of which the Plan Sponsor is a member; all other trade or business (whether or not incorporated) under common control, within the meaning of Section 414(c) of the Code, with the Plan Sponsor; any service organization other than the Plan Sponsor that is a member of an Affiliated service group, within the meaning of Section 414(m) of the Code, of which the Plan Sponsor is a member; and any other organization that is required to be aggregated with the Plan Sponsor under Section 414(o) of the Code and whose Eligible Employees are authorized to participate in this Plan by the Plan Administrator.

1.5                               “Applicable Guidance” shall mean Section 409A of the Code and any Treasury Regulations and other applicable guidance thereunder issued by the Treasury Department or the Internal Revenue Service.

1.6                               “Base Salary” shall mean the annual cash compensation relating to services performed during any Plan Year, (excluding bonuses, commissions, overtime, fringe benefits, incentive payments, non-monetary awards, relocation expenses, retainers, directors fees and other fees, severance allowances, pay in lieu of vacations, insurance premiums paid by the Plan Sponsor, insurance benefits paid to the Participant or his or her Beneficiary, stock options and grants, and car allowances) paid to a Participant for services rendered to the Plan Sponsor or an Affiliate.  Base Salary shall be calculated before reduction for compensation voluntarily deferred or contributed by the Participant pursuant to all qualified or non-qualified plans of the Plan Sponsor or an Affiliate and shall be calculated to include amounts not otherwise included in the Participant’s gross income under Sections 125, 402(e)(3), 402(h), or 403(b) of the Code pursuant to plans established by the Plan Sponsor; provided, however, that all such amounts will be included in Compensation only to the extent that, had there been no such Plan, the amounts would have been payable in cash to the Participant.

1.7                               “Beneficiary” shall mean one or more persons, trusts, estates or other entities that are entitled to receive benefits under this Plan upon the death of the Participant.

1.8                               “Cause” shall mean any of the following acts or circumstances:

(a)                                  willful destruction by the Participant of property of the Plan Sponsor or an Affiliate having a material value to the Plan Sponsor or such Affiliate;

(b)                                 fraud, embezzlement, theft, or comparable dishonest activity committed by the Participant (excluding acts involving a de minimis dollar value and not related to the Plan Sponsor or an Affiliate);

(c)                                  the Participant’s conviction of or entering a plea of guilty or nolo contendere to any crime constituting a felony or any misdemeanor involving fraud,

dishonesty or moral turpitude (excluding acts involving a de minimis dollar value and not related to the Plan Sponsor or an Affiliate);

(d)                                 the Participant’s breach, neglect, refusal, or failure to materially discharge the Participant’s duties (other than due to physical or mental illness) commensurate with the Participant’s title and function or the Participant’s failure to comply with the lawful directions of the Board of Directors or a senior managing officer of the Plan Sponsor, or of the Board of Directors or a senior managing officer of an Affiliate that employs the Participant, in any such case that is not cured within fifteen (15) days after the Participant has received written notice thereof from such Board of Directors or senior managing officer;

(e)                                  any willful misconduct by the Participant which may cause substantial economic or reputation injury to the Plan Sponsor, including, but not limited to, sexual harassment, or;

(f)                                    a willful and knowing material misrepresentation to the Board or a senior managing officer of the Plan Sponsor or to the Board of Directors or a senior managing officer of an Affiliate that employs the Participant.

1.9                               “Change of Control” shall mean the occurrence of the events described in any of subparagraph (a), (b), or (c), below, or any combination of said event(s) as described within the meaning of Treasury Regulations 1.409A-3(g)(5):

(a)                                  Change of Ownership of the Plan Sponsor.  A change of ownership occurs on the date that any one person, or more than one person acting as a group, acquires ownership of the stock of the Plan Sponsor that, together with stock held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Plan Sponsor or of any corporation that owns at least fifty percent (50%) of the total fair market value and total voting power of the Plan Sponsor.  However, if any person, or more than one person acting as a group, is considered to own more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Plan Sponsor, the acquisition of additional stock by the same person or group of persons is not considered to cause a Change of Control.  For this purpose, an increase in the percentage of stock owned by any one person or group, as a result of a transaction in which the Plan Sponsor acquires its stock in exchange for property will be treated as an acquisition of stock.  The rule set forth in the immediately preceding sentence applies only when there is a transfer of stock of the Plan Sponsor (or issuance of stock of the Plan Sponsor) and the stock of the Plan Sponsor remains outstanding after the transaction.  Persons will not be considered to be acting as a group solely because they purchase or own stock of the Plan Sponsor at the same time or as a result of the same public offering.  However, persons will be considered to be acting as a group if they are shareholders of a corporation that enters into a merger, consolidation, purchase or acquisition of stock or similar business transaction with the Plan Sponsor or its parent.  Persons will also be considered to be acting as a group to the extent set forth in Applicable Guidance.

(b)                                 Effective Change of Control.  Effective Change of Control shall occur on the date that either:

(i)                                     Any one person, or more than one person acting as a group, acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Plan Sponsor possessing thirty-five percent (35%) or more of the total voting power of the stock of the Plan Sponsor; or

(ii)                                  A majority of the members of the Plan Sponsor’s Board of Directors is replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the Plan Sponsor’s Board of Directors prior to the date of the appointment or election.

(c)                                  Change in Ownership of Plan Sponsor’s Assets.  A change in the ownership of a substantial portion of the Plan Sponsor’s assets occurs on the date that any one person, or more than one person acting as a group, acquires or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons of assets from the Plan Sponsor that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the assets of the Plan Sponsor immediately prior to such initial acquisition or acquisitions.  For this purpose, gross fair market value means the value of the assets of the Plan Sponsor, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

There will be no Change of Control under this Subparagraph (c) when there is a transfer to an entity that is controlled by the shareholders of the Plan Sponsor immediately after the transfer.  A transfer of assets by the Plan Sponsor is not treated as a change in ownership of such assets if the assets are transferred to:

(i)                                     A shareholder of the Plan Sponsor (immediately before the asset transfer) in exchange for or with respect to its stock;

(ii)                                  An entity, fifty percent (50%) or more of the total value or voting power of which is owned directly or indirectly by the Plan Sponsor;

(iii)                               A person, or more than one person, acting as a Group, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Plan Sponsor; or

(iv)                              An entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a person described in (iii) above.

Notwithstanding the above, the definition of Change of Control shall in any event comply with Section 409A and Applicable Guidance.

1.10                         “Claimant” shall mean a person who believes that he or she is being denied a benefit to which he or she is entitled hereunder.

1.11                         “Code” shall mean the Internal Revenue Code of 1986, as amended.

1.12                         “Compensation” shall mean the total cash remuneration, including regular Base Salary, Annual Bonus, and/or Performance-Based Compensation paid by the Plan Sponsor to an Eligible Employee with respect to his or her services performed for the Plan Sponsor or an Affiliate.

1.13                         “Deemed Investments” shall be defined as provided in Paragraph 4.2 below.

1.14                         “Deemed Investment Options” shall be defined as provided in Paragraph 4.1 below.

1.15                         “Disability” shall mean a condition of the Participant whereby he or she either: (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Plan Sponsor.  The Plan Administrator will determine whether a Participant has incurred a Disability based on its own good faith determination and may require a Participant to submit to reasonable physical and mental examinations for this purpose.  A Participant will also be deemed to have incurred a Disability if determined to be totally disabled by the Social Security Administration or in accordance with a disability insurance program, provided that the definition of disability applied under such disability insurance program complies with the requirements of Treasury Regulation 1.409A-3(g)(4) and Applicable Guidance.

1.16                         “Effective Date” shall mean January 1, 2007.

1.17                         “Election Form” shall mean the form or forms established from time to time by the Plan Administrator on which the Participant makes certain designations as required on that form and under the terms of this Plan.

1.18                         “Eligible Employee” shall mean for any Plan Year (or applicable portion of a Plan Year), a person who is determined by the Plan Sponsor, or its designee, to be a member of a select group of management or highly compensated employees of the Plan Sponsor, and who is designated by the Plan Sponsor, or its designee, to be an Eligible Employee under the Plan.  If the Plan Sponsor determines that an individual first becomes an Eligible Employee during a Plan Year, the Plan Sponsor shall notify the individual of its determination and of the date during the Plan Year on which the individual shall first become an Eligible Employee.

1.19                         “Entry Date” shall mean the first day of the pay period following the date on which an individual first becomes an Eligible Employee.

1.20                         “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

1.21                         “Participant” shall mean any (a) Eligible Employee (i) who is selected to participate in this Plan, (ii) who elects to participate in this Plan by signing a Participation Agreement, (iii) who completes and signs certain Election Form(s) required by the Plan Administrator, and (iv) whose signed Election Form(s) are accepted by the Plan Administrator or (b) former Eligible Employee who continues to be entitled to a benefit under this Plan.  A spouse or former spouse of a Participant shall not be treated as a Participant in this Plan or have an Account balance under this Plan, even if he or she has an interest in the Participant’s benefits under this Plan as a result of applicable law or property settlements resulting from legal separation or marital dissolution or divorce.

1.22                         “Participation Agreement” shall mean the document executed by the Eligible Employee and Plan Administrator whereby the Eligible Employee agrees to participate in the Plan.

1.23                         “Performance-Based Compensation” shall mean that portion of a Participant’s Compensation that is contingent on the satisfaction of pre established organizational or individual performance criteria relating to a performance period of at least twelve (12) consecutive months in which the Participant performs services.  Organizational or individual performance criteria are considered pre-established if established in writing by no later than ninety (90) days after the commencement of the period of services to which the criteria relate, provided that the right to receive the contingent portion is substantially uncertain, or the amount of the contingent portion is not readily ascertainable, at the time the criteria is established within the meaning of Treasury Regulation 1.409A-1(e) and Applicable Guidance.

1.24                         “Permissible Payments” shall mean one or more of the following events upon which payment may be made to a Participant or his Beneficiary under the terms of the Plan: (i) the Participant’s Separation from Service, (ii) the Participant’s death, (iii) the Participant’s Disability, or (iv) a Change in Control of the Plan Sponsor.

1.25                         “Plan” shall mean the FGX International Inc. Deferred Compensation Plan which shall be evidenced by this instrument, as amended from time to time.

1.26                         “Plan Administrator” shall be the Board of Directors of the Plan Sponsor or its designee.  A Participant in the Plan should not serve as a singular Plan Administrator.  If a Participant is part of a group of persons designated as a committee or Plan Administrator, then the Participant may not participate in any activity or decision relating solely to his or her individual benefits under this Plan.  Matters solely affecting the applicable Participant will be resolved by the remaining Plan Administrator members.

1.27                         “Plan Sponsor Contribution Account” shall be defined as provided in Paragraph 3.4 below.

1.28                         “Plan Year” shall mean, for the first plan year, the period beginning on the Effective Date of the Plan and ending December 31 of such calendar year, and thereafter, a twelve (12) month period beginning January 1 of each calendar year and continuing through December 31 of such calendar year.

1.29                         “Separation Account” shall mean: (i) the sum of the Participant’s Annual Deferral Amount that may be allocated in whole or in part by a Participant pursuant to his or her deferral election to the Separation Account for each Plan Year, plus (ii) amounts credited (net of amounts debited, which may result in an aggregate negative number) from Deemed Investment Options, less (iii) all distributions made to, or withdrawals by, the Participant and his or her Beneficiary, and tax withholding amounts which may have been deducted from the Participant’s Separation Account.  At the time of the Participant’s deferral election for each Plan Year, the Participant may specify the form in which payment shall be made to the Participant or his or her Beneficiary from this Account.  The Participant may be permitted to change the form of payment subject to Paragraph 6.7 (Subsequent Changes in the Time or Form of Payment) below.

1.30                         “Section 409A” shall mean Section 409A of the Code and the Treasury Regulations or other authoritative guidance issued under that Section.

1.31                         “Separation From Service” shall mean a Participant’s termination of active employment, whether voluntary or involuntary, other than by death, Disability, or leave of absence with the Plan Sponsor and Affiliate, within the meaning of Section 409A(a)(2)(A)(i) of the Code, and Applicable Guidance.

1.32                         “Treasury Regulations” shall mean regulations promulgated by the Internal Revenue Service for the U.S. Department of the Treasury, either proposed, temporary or final as they may be amended from time to time.

1.33                         “Trust” shall mean a trust that may be established in accordance with the terms of Article 12 of this Plan.

1.34                         “Unforeseeable Emergency” shall mean a severe financial hardship of the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, or the Participant’s dependent(s) (as defined in Section 152(a) of the Code) or loss of the Participant’s property due to casualty or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, within the meaning of Section 409A and Treasury Regulation 1.409A-3(g)(3).

1.35                         “Valuation Date” shall mean each day at the close of business (currently 4:00 p.m. Eastern Time) of the New York Stock Exchange (“NYSE”), on days that the (NYSE) is open for trading or any other day on which there is sufficient trading in securities of the applicable fund to materially affect the unit value of the fund and the corresponding unit value of the Participant’s Deemed Investment Options.  If the NYSE extends its closing beyond 4:00 p.m.

Eastern Time, and continues to value after the time of closing, the Plan Administrator reserves the right to treat communications received after 4:00 p.m. Eastern Time as being received as of the beginning of the next day.

1.36                         “Year of Plan Participation” shall mean each twelve (12) month period during which the Participant is employed on a full-time basis by the Plan Sponsor, (determined without regard to whether deferrals have been made by a Participant for any Plan Year), inclusive of any approved leaves of absence, beginning on the Participant’s date of entry into this Plan.

1.37                         “Year of Service” shall mean each twelve (12) month period during which the Participant is employed on a full-time basis by the Plan Sponsor, with a minimum of 1,000 hours of service, inclusive of any approved leaves of absence, beginning on the Participant’s date of hire.

ARTICLE 2

Selection, Enrollment, Eligibility

2.1                               Selection by Plan Sponsor.  Participation in this Plan shall be limited to a select group of management or highly compensated employees of the Plan Sponsor, as determined by the Plan Sponsor in its sole and absolute discretion.  The initial group of Eligible Employees shall become Participants on the Effective Date of this Plan.  Any individual selected as an Eligible Employee after the Effective Date, shall become a Participant on the first Entry Date occurring on or after the date on which he or she becomes an Eligible Employee.

2.2                               Re-Employment.  If a Participant who incurs a Separation from Service is subsequently re-employed by the Plan Sponsor, he or she may at the sole and absolute discretion of the Plan Administrator, become a Participant in accordance with the provisions of this Plan.

2.3                               Enrollment Requirements.  As a condition to participation in this Plan, each selected Eligible Employee shall complete, execute, and return to the Plan Administrator a Participation Agreement and Election Form within the time specified by the Plan Administrator in accordance with Article 3.  In addition, the Plan Administrator shall establish such other enrollment requirements as it determines necessary or advisable.  All elections to defer Compensation with respect to a Plan Year shall be irrevocable, except as permitted in the event of an Unforeseeable Emergency pursuant to Paragraph 3.2(d) below.

2.4                               Plan Aggregation Rules.  This Plan shall constitute an “account balance plan” as defined in Treasury Regulations 31.3121(v)(2)-1(c)(1)(ii)(A).  For purposes of Section 409A, all amounts deferred by or on behalf of a Participant under this Plan shall be aggregated with deferred amounts under other “account balance plans” currently maintained or adopted in the future by the Plan Sponsor, as required by Applicable Guidance and all amounts shall be treated as deferred under the rules governing a single plan.

2.5                               Termination of Participation and/or Deferrals.  If the Plan Administrator determines that a Participant who has not experienced a Separation from Service no longer qualifies as a member of a select group of management or highly compensated employees or that such a Participant’s participation in the Plan could jeopardize the status of this Plan as “unfunded” and “maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees,” the Plan Administrator shall have the right to terminate any deferral election the Participant has made for the remainder of the Plan Year but only to the extent such termination complies with the requirements of Sections 409A, and/or to prevent the Participant from making future deferral elections and receiving Plan Sponsor Contribution Amounts under the Plan.

ARTICLE 3

Contributions and Credits

3.1                               Annual Deferral Amount.

(a)                                  Minimum Deferrals.  For each Plan Year, a Participant may elect to defer Compensation in fixed dollar amounts or percentages subject to the minimums (if any) set forth in his or her Election Form.  If the election is made for less than the stated minimum amount, or if no election is made, the amount deferred shall be zero.

(b)                                 Maximum Deferrals.  For each Plan Year, a Participant may elect to defer Compensation in fixed dollar amounts or percentages subject to the maximums (if any) set forth in his or her Election Form.  If the election is made for more than the stated maximum amount, then the amount deferred shall default to the maximum amount.

3.2                               Election to Defer Compensation.

(a)                                  Deferral Election Rules.  A Participant shall make an election to defer Compensation for each Plan Year on the Election Form provided by the Plan Sponsor.  For the election to be effective, the Election Form must be delivered to the Plan Administrator during the Participant’s taxable year before the Plan Year in which the services are performed.  If no Election Form is timely delivered for a Plan Year, the Annual Deferral Amount shall be zero for that Plan Year.  An election to defer Compensation shall include an election as to both the time and form of payment.

(b)                                 Short Plan Year.  If an Eligible Employee becomes a Participant after the beginning of a Plan Year, he or she may make an initial deferral election within thirty (30) days after the date he or she first becomes an Eligible Employee with respect to Compensation paid for services to be performed subsequent to the election.  In the event an election of deferral is made with respect to an Annual Bonus in the first year of eligibility but after the beginning of a performance period, the deferral election will apply to the portion of the Annual Bonus paid for services performed subsequent to the election and will be calculated based on the total Annual Bonus for the performance period multiplied by a fraction whose numerator is the number of days remaining in the performance period after the election and whose denominator is the total number of days in the performance period.

(c)                                  Bonus Qualifying as Performance-Based Compensation.  Not-withstanding anything in Paragraph 3.2(a) or (b) above to the contrary, to the extent that the Plan Sponsor determines that an Eligible Employee’s bonus constitutes Performance-Based Compensation, within the meaning of Section 409A(a)(4)(B)(iii) of the Code, based on services performed over a period of at least twelve (12) months, an election to defer Performance-Based Compensation with respect to a performance period shall be made on or before the day which is six (6) months before the end of the performance period.  In no event may an election to defer Performance-Based Compensation be made after such has become both substantially certain to be paid and readily ascertainable, within the meaning of Treasury Regulations 1.409A-2(a)(7).

(d)                                 Terminations of Deferral Elections Following an Unforeseeable Emergency.  If a Participant receives a payment upon an Unforeseeable Emergency under this Plan, the deferral election for that Plan Year shall terminate upon payment from his or her Account to the Participant.  A Participant may again elect to defer Compensation for any succeeding Plan Year, in accordance with the terms of this Plan.

3.3                               Withholding and Crediting of Annual Deferral Amounts.  For each Plan Year, the Base Salary portion of the Annual Deferral Amount shall be withheld from each regularly scheduled payroll in approximately equal amounts (or as otherwise specified by the Plan Administrator), as adjusted from time to time for increases and decreases in Base Salary if the Annual Deferral Amount with respect to Base Salary is expressed as a percentage.  The Annual Bonus and/or Performance-Based Compensation portion of the Annual Deferral Amount shall be withheld at the time such Compensation otherwise would be paid to the Participant.  Annual Deferral Amounts shall be credited to a Participant’s Separation Account at the time such amounts would otherwise have been paid to a Participant.

3.4                               Plan Sponsor Discretionary Contributions.  The Plan Sponsor may make discretionary contributions as it may determine from time to time and may direct that such contributions be allocated to those Participants that it may select.  The amount so credited to a Participant may be smaller or larger than the amount credited to any other Participant, and the amount credited to any Participant for a Plan Year may be zero.  No Participant shall have a right to compel the Plan Sponsor to make a Plan Sponsor discretionary contribution under this Article and no Participant shall have the right to share in any such contribution for any Plan Year unless selected by the Plan Sponsor, in its sole and absolute discretion.

ARTICLE 4

Earnings or Losses on Account(s)

4.1                               Deemed Investment Options.  The Plan Administrator shall select from time to time certain mutual funds, insurance company separate accounts, indexed rates or other methods (the “Deemed Investment Options”) for purposes of crediting or debiting additional amounts to each Participant’s Account(s).  The Plan Administrator may discontinue, substitute or add

Deemed Investment Options.  Any discontinuance, substitution, or addition of a Deemed Investment Option will take effect as soon as administratively practical.

4.2                               Allocation of Deemed Earnings or Losses on Accounts.  Subject to Paragraph 4.3 below, each Participant shall have the right to direct the Plan Administrator as to how the Participant’s Annual Deferral Amounts and Plan Sponsor matching and/or discretionary contributions shall be deemed to be invested, (“Deemed Investments”), subject to any operating rules and procedures imposed from time to time by the Plan Administrator.  As of each Valuation Date, the Participant’s Account(s) will be credited or debited to reflect the Participant’s Deemed Investments.

4.3                               Deemed Investment Directions of Participants.  A Participant’s Deemed Investment directions for his or her Separation Account and Plan Sponsor Contribution Account shall be subject to the following rules:

(a)                                  Any initial or subsequent Deemed Investment direction shall be in writing, on a form supplied by and filed with the Plan Sponsor (or made in any other manner specified by the Plan Administrator), and shall be effective on such date as specified by the Plan Administrator.

(b)                                 All Deemed Investment directions shall continue indefinitely until changed by the Participant in the manner permitted by the Plan Administrator.

(c)                                  If the Plan Sponsor receives an initial or revised Deemed Investment direction which it determines to be incomplete, unclear or improper, the Participant’s Deemed Investment direction then in effect shall remain in effect (or, in the case of a deficiency in an initial Deemed Investment direction, the Participant shall be deemed to have filed no Deemed Investment direction) until a date so designated by the Plan Administrator in its sole and absolute discretion, unless the Plan Administrator provides for, and permits the application of, corrective action prior to that date.

(d)                                 Each Participant, as a condition of his or her participation in the Plan, agrees to indemnify and hold harmless the Plan Sponsor and the Plan Administrator from any losses or damages of any kind relating to the Deemed Investment of the Participant’s Account(s).

(e)                                  Each reference in this Article to a Participant shall be deemed to include, where applicable, the Beneficiary.

(f)                                    In making any election described in this Article, the Participant shall specify on the deemed investment Election Form (or in any other manner specified by the Plan Administrator), in increments of at least one full percent (1.0%), the percentage of the Participant’s Account(s) to be allocated to a Deemed Investment Option.  A Participant’s election must total one hundred percent (100%).  If the Plan Administrator possesses (or is deemed to possess, as provided in Paragraph 4.3(c) above) at any time Deemed Investment directions of less than 100% of a Participant’s Separation Account, or Plan Sponsor Contribution Account, the Participant shall be deemed to have directed that the undesignated portion of the said Account(s) be deemed to be invested in a money market, fixed income, or similar fund made available under this Plan as determined by the Plan Administrator.

(g)                                 At the end of each calendar quarter (or such shorter period as the Plan Administrator may determine), the Plan Sponsor shall compute the total return for the quarter (or such shorter period) as to each Participant’s Deemed Investment Elections and may reduce such returns for that quarter (or shorter period) by items such as money management fees, mortality charges, cost of insurance, taxes and deemed investment expenses associated specifically with each deemed investment alternative.  The total return for each deemed investment alternative shall be that deemed investment alternative’s total return for that quarter (or shorter period) reduced by applicable expenses as described above and approved by the Plan Administrator.

(h)                                 The Deemed Investment Options are to be used for measurement purposes only, and a Participant’s election of any such Deemed Investments, the allocation of such Deemed Investments to his or her Account(s), the calculation of additional amounts and the crediting or debiting of such amounts to a Participant’s Account(s) shall not be considered or construed in any manner as an actual investment of his or her Account balance in any such Deemed Investments.  In the event that the Plan Sponsor or the trustee of the Trust, in its own discretion, decides to invest funds in any or all of the investments on which any of the Deemed Investments are based, no Participant (or Beneficiary) shall have any rights in or to such investments themselves.  Without limiting the foregoing, a Participant’s Account(s) shall at all times be a bookkeeping entry only and shall not represent any investment made on his or her behalf by the Plan Sponsor or the Trust.  The Participant (or Beneficiary) shall at all times remain an unsecured creditor of the Plan Sponsor.  Any liability of the Plan Sponsor to any Participant, former Participant, or Beneficiary with respect to a right to payment shall be based solely upon contractual obligations created by this Plan.

ARTICLE 5

Vesting and Taxes

5.1                               Vesting of Benefits.

(a)                                  A Participant shall at all times be 100% vested in his or her Separation Account.

(b)                                 A Participant shall be vested in his or her Plan Sponsor Contribution Account based on the schedule below:

Completed Years of Service	Vested %
Less than 1 year	00.00%
1 year but less than 2	20.00%
2 years but less than 3	40.00%
3 years but less than 4	60.00%
4 years but less than 5	80.00%
5 years or more	100.00%

(c)                                  A Participant shall be 100% vested in his or her Plan Sponsor Contribution Account if the Participant’s employment is terminated by reason of his or her death, upon the Participant’s Disability, or upon a Change of Control.

(d)                                 In the event the Participant’s employment is terminated for Cause, no benefits of any kind will be due or payable under the terms of this Plan from amounts credited to the Plan Sponsor Contribution Account (as adjusted for deemed investment performance) and all rights of the Participant, his or her designated Beneficiary, executors, or administrators, or any other person, to receive payments thereof shall be forfeited.

5.2                               FICA, Withholding and Other Taxes.

(a)                                  Annual Deferral Amounts.  For each Plan Year in which an Annual Deferral Amount is being withheld from a Participant, the Plan Sponsor shall withhold from that portion of the Participant’s Base Salary, and Performance-Based Compensation that is not being deferred, in a manner determined in the sole discretion of the Plan Sponsor, the Participant’s share of FICA and other employment taxes on such Annual Deferral Amount.  If necessary, the Plan Sponsor may reduce all or a portion of the Annual Deferral Amount in order to comply with this Paragraph 6.2.

(b)                                 Plan Sponsor Contribution Account.  When a Participant becomes vested in a portion of his or her Plan Sponsor Contribution Account, the Plan Sponsor shall withhold from the Participant’s Compensation that is not deferred, in a manner determined in the sole discretion of the Plan Sponsor, the Participant’s share of FICA and other employment taxes on such vested Plan Sponsor Contribution Account.  If necessary, the Plan Sponsor may reduce all or a portion of the Annual Deferral Amount in order to comply with this Paragraph 5.2.

(c)                                  Distributions.  The Plan Sponsor, or trustee of the Trust, shall withhold from any payments made to a Participant or Beneficiary under this Plan all federal, state and local income, employment and other taxes required to be withheld by the Plan Sponsor in a manner elected by the Participant or Beneficiary (or in the absence of such an election, in a manner determined in the sole and absolute discretion of the Plan Sponsor or the trustee of the Trust), provided that such manner complies with applicable tax withholding requirements.

ARTICLE 6

Entitlement to Payment of Benefits

6.1                               Method of Payment.  A Participant (or his or her Beneficiary) shall become entitled to receive, on the date designated as provided in Article 6, a distribution (or commencement of distribution) in an aggregate amount equal to the Participant’s Account(s).

(a)                                  Form of Payment.  A Participant, in connection with his or her commencement of participation in the Plan, may elect the form of payment for the applicable Permissible Payment Event.  Upon the occurrence of a Permissible Payment Event, the Participant’s Account(s) shall be calculated as of the Valuation Date of said event.  If a Participant has failed to select a form of payment, his Account(s) shall be paid in a lump sum.  Installment payments (if applicable) made after the first payment shall be paid on or about the applicable modal anniversary of the first payment date until all required installments have been paid.  The amount of each payment shall be determined by dividing the value of the Participant’s Account(s) immediately prior to such payment by the number of payments remaining to be paid.  Any unpaid Account balance shall continue to be deemed to be invested pursuant to Article 4, in which case any deemed income, gains, losses, or expenses shall be reflected in the actual payments.  The final installment payment shall be equal to the balance of the Account, calculated as of the applicable modal anniversary.

(b)                                 Medium of Payment.  All payments made under the Plan shall be made in cash.

(c)                                  Definition of Payment.  The term “payment” shall be treated as a single payment for purposes of subsequent deferrals of time or form of payment, within the meaning of section 1.409A-2(b)(4) of the proposed Treasury Regulations.

(d)                                 Permissible Payment Events.  A Participant in connection with his or her commencement of participation in this Plan shall elect on his or her Election Form to receive payment of his or her Account(s), based on the earlier of the following permissible payment events:

(i)                                     Separation from Service,

(ii)                                  Change of Control,

(iii)                               Death,

(iv)                              Disability

6.2                               Payment Following Separation From Service.  Except as provided below, a Participant shall be paid his or her vested Account balance with payments being made or commencing within ninety (90) days following the Participant’s Separation from Service.

Amounts shall be distributed according to the form of payment selected by the Participant and permitted by the Plan.

6.3                               Payment Following Disability.  Except as provided below, in the event of a qualifying Disability, the Participant shall be paid his or her vested Account balance with payment or payments being made or commencing within ninety (90) days following the determination of a Participant’s Disability.  Amounts shall be distributed according to the form of payment selected by the Participant and permitted by the Plan Sponsor.

6.4                               Payment Following Death Prior to Commencement of Retirement Benefits.  In the event of the Participant’s death while in the employment of the Plan Sponsor or an Affiliate and prior to commencement of  benefit payments, the Plan Sponsor shall pay a death benefit equal to the greater of: (a) the Participant’s Vested Account Balance as of the date of his or her death, or (b) a dollar amount specified in the Participation Agreement and attached hereto.  Amounts shall be distributed according to the form of payment selected by the Participant and permitted by the Plan Sponsor.

6.5                               Payment Following Death After Commencement of Retirement Benefits.  In the event of the Participant’s death, the Participant’s Beneficiary shall be paid the Participant’s vested Account balance with payment or payments being made or commencing within ninety (90) days following the date of death of the Participant.  Amounts shall be distributed according to the form of payment selected by the Participant and permitted by the Plan Sponsor.

6.6                               Payment Following Change in Control.  A Participant shall be paid his or her vested Account balance following a Change in Control with payments being made or commencing within ninety (90) days following the Change in Control event, but only to the extent such payment(s) complies with regulations and other guidance issued by the United States Secretary of the Treasury or Internal Revenue Service with respect to Section 409A(a)(2)(A)(v) of the Code.  Amounts shall be distributed in a single lump sum following a Change in Control Event.

6.7                               Payment in the Event of an Unforeseeable Emergency.  If the Participant experiences an Unforeseeable Emergency, the Participant may petition the Plan Administrator for payment of an amount that shall not exceed the lesser of: (i) the Participant’s vested Account(s), or (ii) the amount reasonably needed to satisfy the Unforeseeable Emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the payment.  A Participant may not receive such a payment to the extent that the Unforeseeable Emergency is or may be relieved: (a) through reimbursement or compensation by insurance or otherwise, or (b) by liquidation of the Participant’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship.  If the Plan Administrator approves a Participant’s petition for such a payment then the Participant shall receive said payment, in a lump sum, as soon as administratively feasible after such approval.

6.8                               Subsequent Changes in the Time or Form of Payment.  If permitted by the Plan Sponsor, but subject to limitations below, a Participant may elect to change the time or form of payment to him or her, by submitting a new Election Form to the Plan Administrator, provided the following conditions are met:

(a)                                  Such change will not take effect until at least twelve (12) months after the date on which the new election is made and approved by the Plan Administrator.

(b)                                 If the original election is pursuant to a specified time or fixed schedule, the change cannot be made less than twelve (12) months before the date of the first scheduled original payment,

(c)                                  In the case of an election related to a payment other than a payment on account of death, disability, or unforeseeable emergency, the first payment with respect to which the change is made must be deferred for a period of not less than five (5) years from the date such payment would otherwise have been made.

6.9                               No Accelerations.  Notwithstanding anything in this Plan to the contrary, neither the Plan Sponsor nor a Participant may accelerate the time of any payment or amount scheduled to be paid under this Plan, except as otherwise permitted by Applicable Guidance.  The Plan Sponsor shall deny any change made to an election if the Plan Sponsor determines that the change violates the requirements of Applicable Guidance.  The Plan Sponsor may, however, accelerate certain distributions under this Plan to the extent permitted under Applicable Guidance as follows:

(a)                                  Domestic Relations Order.  Direct payment of a Participant’s vested Account Balance may be made to an individual other than a Participant as necessary to fulfill a domestic relations order, as defined in Section 414(p)(1)(B) of the Code.

(b)                                 Conflicts of Interest.  Acceleration of the time of payment under this Plan may be made to the extent necessary to avoid the violation of an applicable Federal, state or local ethics law or conflicts of interest law.

(c)                                  De Minimis and Specified Amounts.  The time of payment to a Participant may be accelerated, provided that: (i) the payment accompanies the termination in the entirety of the Participant’s interest in this Plan and all similar plans; and (iii) the sum of all benefits payable to the Participant under this Plan and all similar plans if less than or equal to the applicable dollar amount under Section 402(g)(1)(B) of the Code.

(d)                                 Payment of Employment Taxes.  The time of a payment to pay the Federal Insurance Contributions Act (FICA) tax imposed on Compensation deferred by a Participant and Plan Sponsor contributions under this Plan (the “FICA amount”) may be accelerated.  Additionally, the acceleration of the time a payment to pay the income tax on wages imposed as a result of the payment of the FICA amount, and to pay the additional income tax on wages attributable to the pyramiding of wages and taxes also is permissible.  However, the total payment under this acceleration provision may not exceed the aggregate of the FICA amount plus the income tax required to be withheld with respect to such FICA amount.

(e)                                  Payment upon Income Inclusion under Section 409A.  The time of a payment to a Participant may be accelerated at any time this Plan fails to meet the requirements of Section 409A and related Treasury Regulations.  However, such payment may not exceed the amount required to be included in income as a result of the failure to comply with the requirements of Section 409A and Applicable Guidance.

6.10                         Unsecured General Creditor Status of Participant.

(a)                                  Payment to the Participant or any Beneficiary hereunder shall be made from assets which shall continue, for all purposes, to be part of the general, unrestricted assets of the Plan Sponsor and no person shall have any interest in any such asset by virtue of any provision of this Plan.  The Plan Sponsor’s obligation hereunder shall be an unfunded and unsecured promise to pay money in the future.  To the extent that any person acquires a right to receive payments from the Plan Sponsor under the provisions hereof, such right shall be no greater than the right of any unsecured general creditor of the Plan Sponsor and no such person shall have or acquire any legal or equitable right, interest or claim in or to any property or assets of the Plan Sponsor.

(b)                                 In the event that the Plan Sponsor purchases an insurance policy or policies insuring the life of a Participant or employee, to allow the Plan Sponsor to recover or meet the cost of providing benefits, in whole or in part, hereunder, no Participant or Beneficiary shall have any rights whatsoever in said policy or the proceeds therefrom.  The Plan Sponsor or the Trustee of the Trust shall be the primary owner and beneficiary of any such insurance policy or property and shall possess and may exercise all incidents of ownership therein.

(c)                                  In the event that the Plan Sponsor purchases an insurance policy or policies on the life of a Participant as provided for above, then all of such policies shall be subject to the claims of the creditors of the Plan Sponsor.

(d)                                 If the Plan Sponsor chooses to obtain insurance on the life of a Participant in connection with its obligations under this Plan, the Participant hereby agrees to take such physical examinations and to truthfully and completely supply such information as may be required by the Plan Sponsor or the insurance company designated by the Plan Sponsor.

6.11                         Facility of Payment.  If a distribution is to be made to a minor, or to a person who is otherwise incompetent, then the Plan Administrator may make such distribution: (i) to the legal guardian, or if none, to a parent of a minor payee with whom the payee maintains his or her residence, or (ii) to the conservator or administrator or, if none, to the person having custody of an incompetent payee.  Any such distribution shall fully discharge the Plan Sponsor and the Plan Administrator from further liability on account thereof.

6.12                         Delay in Payment by Plan Sponsor.

(a)                                  In the case of payments by the Plan Sponsor to a Participant or Participant’s Beneficiary, the deduction for which would be limited or eliminated by the application of Section 162(m) of the Code, payments that would otherwise violate securities laws, or payments that would jeopardize the Plan Sponsor’s ability to continue as a going concern, said payments may be delayed.  In the case of deduction limitations imposed by Section 162(m) of the Code payment will be deferred either to any date in the first calendar year in which the Plan Sponsor reasonably anticipates that a payment of such amount would not result in a limitation under Section 162(m) or, if later, during the period beginning on the day the Participant separates from service and ending on the later of the last day of the calendar year during which the separation occurs or the 15th day of the third month following the separation from service.  Payments delayed for other permissible reasons must be made in the first calendar year in which the Plan Sponsor reasonably anticipates that the payment would not jeopardize the Plan Sponsor’s ability to continue as a going concern, and the payment would not result in a violation of Federal securities laws or other applicable laws.

(b)                                 Treatment of Payment as Made on Designated Payment Date.  Each payment under this Plan is deemed made on the required payment date even if the payment is made after such date, provided the payment is made by the latest of: (i) the end of the calendar year in which the payment is due; (ii) the 15th day of the third calendar month following the payment due date; (iii) in case the Plan Sponsor cannot calculate the payment amount on account of administrative impracticality which is beyond the Participant’s control (or the control of the Participant’s estate), in the first calendar year in which payment is practicable; (iv) in case the Plan Sponsor does not have sufficient funds to make the payment without jeopardizing the Plan Sponsor’s solvency, in the first calendar year in which the Plan Sponsor’s funds are sufficient to make the payment.

6.13                         Six-Month Delay in Payment for Specified Employees.  Notwithstanding anything herein to the contrary, in the event a Participant who is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code is entitled to a distribution from the Plan due to the Participant’s Separation from Service, any payment or the commencement of any installment payment, as the case may be, shall not occur before the date that is the earlier of (1) six months following the Participant’s Separation from Service for reasons other than death or (2) the Participant’s death.

ARTICLE 7

Beneficiary Designation

7.1                               Designation of Beneficiaries.

(a)                                  Each Participant may designate any person or persons (who may be named contingently or successively) to receive any benefits payable under the Plan upon the Participant’s death, and the designation may be changed from time to time by the

Participant by filing a new designation.  Each designation will revoke all prior designations by the same Participant, shall be in the form prescribed by the Plan Administrator, and shall be effective only when filed in writing with the Plan Administrator during the Participant’s lifetime.

(b)                                 In the absence of a valid Beneficiary designation, or if, at the time any benefit payment is due to a Beneficiary, there is no living Beneficiary validly named by the Participant, the Plan Sponsor shall pay the benefit payment to the Participant’s spouse, if then living, and if the spouse is not then living to the Participant’s then living descendants, if any, per stripes, and if there are no living descendants, to the Participant’s estate.  In determining the existence or identity of anyone entitled to a benefit payment, the Plan Sponsor may rely conclusively upon information supplied by the Participant’s personal representative, executor or administrator.

(c)                                  If a question arises as to the existence or identity of anyone entitled to receive a death benefit payment under the Plan, or if a dispute arises with respect to any death benefit payment under the Plan, the Plan Sponsor may distribute the payment to the Participant’s estate without liability for any tax or other consequences, or may take any other action which the Plan Sponsor deems to be appropriate.

7.2                               Information to be Furnished by Participants and Beneficiaries; Inability to Locate Participants or Beneficiaries.  Any communication, statement or notice addressed to a Participant or to a Beneficiary at his or her last post office address as shown on the Plan Sponsor’s records shall be binding on the Participant or Beneficiary for all purposes of this Plan. The Plan Sponsor shall not be obligated to search for any Participant or Beneficiary beyond the sending of a registered letter to the last known address.

ARTICLE 8

Termination, Amendment or Modification

8.1                               Plan Termination.  The Plan Sponsor reserves the right to terminate this Plan in accordance with one of the following, subject to the restrictions imposed by Section 409A and Applicable Guidance:

(a)                                  Corporate Dissolution or Bankruptcy.  This Plan may be terminated within twelve (12) months of a corporate dissolution taxed under Section 331 of the Code, or with the approval of a bankruptcy court pursuant to 11 U.S.C. Section 503(b)(1)(A), and distributions may then be made to Participants provided that the amounts deferred under this Plan are included in the Participants’ gross income in the latest of:

(i)                                     The calendar year in which the Plan termination occurs;

(ii)                                  The calendar year in which the amount is no longer subject to a substantial risk of forfeiture; or

(iii)                               The first calendar year in which the payment is administratively practicable.

(b)                                 Change of Control.  This Plan may be terminated within the thirty (30) days preceding or the twelve (12) months following a Change in Control.  This plan will then be treated as terminated only if all substantially similar arrangements sponsored by the Plan Sponsor or any of its Affiliates are terminated so that all participants in all similar arrangements are required to receive all amounts of Compensation deferred under the terminated arrangements within twelve (12) months of the date of termination of the arrangements.

(c)                                  Discretionary Termination.  The Plan Sponsor may also terminate this Plan and make distributions provided that:

(i)                                     All plans sponsored by the Plan Sponsor that would be aggregated with any terminated arrangements under Treasury Regulations 1.409A-1(c) that are terminated;

(ii)                                  No payments other than payments that would be payable under the terms of this plan if the termination had not occurred are made within twelve (12) months of this plan termination;

(iii)                               All payments are made within twenty-four (24) months of this plan termination; and

(iv)                              Neither the Plan Sponsor nor any of its Affiliates adopts a new plan that would be aggregated with any terminated plan if the same Participant participated in both arrangements, at any time within five years following the date of termination of this Plan.

The Plan Sponsor also reserves the right to suspend the operation of this Plan for a fixed or indeterminate period of time.

8.2                               Amendment.  The Plan Sponsor reserves the right to amend this Plan at any time to comply with Section 409A and other Applicable Guidance or for any other purpose, provided that such amendment will not cause the Plan to violate the provisions of Section 409A.  Except as this Plan and Applicable Guidance otherwise may require, the Plan Sponsor may make any such amendments effective immediately.  Except to the extent necessary to bring this Plan into compliance with Section 409A: (i) no amendment or modification shall be effective to decrease the value or vested percentage of a Participant’s Account(s) in existence at the time an amendment or modification is made, and (ii) no amendment or modification shall materially and adversely affect the Participant’s rights to be credited with additional amounts on such Account(s), or otherwise materially and adversely affect the Participant’s rights with respect to such Account(s).  A change in the Deemed Investment Options offered under this Plan shall not constitute an amendment or modification that is materially adverse to the Participant’s rights with respect to the Participant’s Account(s) for purposes of the preceding sentence.

ARTICLE 9

Administration

9.1                               Plan Administrator Duties.  The Plan Administrator shall be responsible for the management, operation and administration of the Plan.  The Plan Administrator shall act at meetings by affirmative vote of a majority of its members.  Any action permitted to be taken at a meeting may be taken without a meeting if, prior to such action, a unanimous written consent to the action is signed by all members and such written consent is filed with the minutes of the proceedings of the Plan Administrator, provided, however that no member may vote or act upon any matter which relates solely to himself or herself as a Participant.  The Chair or any other member or members of the Plan Administrator designated by the Chair may execute any certificate or other written direction on behalf of the Plan Administrator.  When making a determination or calculation, the Plan Administrator shall be entitled to rely on information furnished by a Participant or the Plan Sponsor.  No provision of this Plan shall be construed as imposing on the Plan Administrator any fiduciary duty under ERISA or other law, or any duty similar to any fiduciary duty under ERISA or other law.

9.2                               Plan Administrator Authority.  The Plan Administrator shall enforce this Plan in accordance with its terms, shall be charged with the general administration of this Plan, and shall have all powers necessary to accomplish its purposes, including, but not by way of limitation, the following:

(a)                                  To select the Deemed Investment Options available from time to time;

(b)                                 To construe and interpret the terms and provisions of this Plan;

(c)                                  To compute and certify the amount and kind of benefits payable to Participants and their Beneficiaries; to determine the time and manner in which such benefits are paid; and to determine the amount of any withholding taxes to be deducted;

(d)                                 To maintain all records that may be necessary for the administration of this Plan;

(e)                                  To provide for the disclosure of all information and the filing or provision of all reports and statements to Participants, Beneficiaries and governmental agencies as shall be required by law;

(f)                                    To make and publish such rules for the regulation of this Plan and procedures for the administration of this Plan as are not inconsistent with the terms hereof;

(g)                                 To administer this Plan’s claims procedures;

(h)                                 To approve election forms and procedures for use under this Plan; and

(i)                                     To appoint a plan record keeper or any other agent, and to delegate to them such powers and duties in connection with the administration of this Plan as the Plan Administrator may from time to time prescribe.

9.3                               Binding Effect of Decision.  The decision or action of the Plan Administrator with respect to any question arising out of or in connection with the administration, interpretation and application of this Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in this Plan.

9.4                               Compensation, Expenses and Indemnity.  The Plan Administrator shall serve without compensation for services rendered hereunder.  The Plan Administrator is authorized at the expense of the Plan Sponsor to employ such legal counsel and/or Plan record keeper as it may deem advisable to assist in the performance of its duties hereunder.  Expense and fees in connection with the administration of this Plan shall be paid by the Plan Sponsor.

9.5                               Plan Sponsor Information.  To enable the Plan Administrator to perform its functions, the Plan Sponsor shall supply full and timely information to the Plan Administrator, on all matters relating to the Compensation of its Participants, the date and circumstances of the Disability, death, or Separation From Service of its employees who are Participants, and such other pertinent information as the Plan Administrator may reasonably require.

9.6                               Periodic Statements.  Under procedures established by the Plan Administrator, a Participant shall be provided a statement of account on an annual basis (or more frequently as the Plan Administrator shall determine) with respect to such Participant’s Accounts.

ARTICLE 10

Claims Procedures

10.1                         Claims Procedure.  This Article is based on final regulations issued by the Department of Labor and published in the Federal Register on November 21, 2000 and codified in Section 2560.503-1 of the Department of Labor Regulations.  If any provision of this Article conflicts with the requirements of those regulations, the requirements of those regulations will prevail.

(a)                                  Claim.  A Participant or Beneficiary (hereinafter referred to as a “Claimant”) who believes he or she is entitled to any Plan benefit under this Plan may file a claim with the Plan Sponsor.  The Plan Sponsor shall review the claim itself or appoint an individual or entity to review the claim.

(b)                                 Claim Decision.  The Claimant shall be notified within ninety (90) days after the claim is filed whether the claim is allowed or denied, unless the claimant receives written notice from the Plan Sponsor or appointee of the Plan Sponsor prior to the end of the ninety (90) day period stating that special circumstances require an extension of the time for decision.  Such extension is not to extend beyond the day which is one hundred eighty (180) days after the day the claim is filed.  If the Plan Sponsor denies the claim, it must provide to the Claimant, in writing or by electronic communication:

(i)                                     The specific reasons for such denial;

(ii)                                  Specific reference to pertinent provisions of this Plan on which such denial is based;

(iii)                               A description of any additional material or information necessary for the Claimant to perfect his or her claim and an explanation why such material or such information is necessary; and

(iv)                              A description of the Plan’s appeal procedures and the time limits applicable to such procedures, including a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following a denial of the appeal of the denial of the benefits claim.

(c)                                  Review Procedures.  A request for review of a denied claim must be made in writing to the Plan Sponsor within sixty (60) days after receiving notice of denial.  The decision upon review will be made within sixty (60) days after the Plan Sponsor’s receipt of a request for review, unless special circumstances require an extension of time for processing, in which case a decision will be rendered not later than one hundred twenty (120) days after receipt of a request for review.  A notice of such an extension must be provided to the Claimant within the initial sixty (60) day period and must explain the special circumstances and provide an expected date of decision.  The reviewer shall afford the Claimant an opportunity to review and receive, without charge, all relevant documents, information and records and to submit issues and comments in writing to the Plan Sponsor.  The reviewer shall take into account all comments, documents, records and other information submitted by the Claimant relating to the claim regardless of whether the information was submitted or considered in the benefit determination.  Upon completion of its review of an adverse initial claim determination, the Plan Sponsor will give the Claimant, in writing or by electronic notification, a notice containing:

(i)                                     its decision;

(ii)                                  the specific reasons for the decision;

(iii)                               the relevant Plan provisions on which its decision is based;

(iv)                              a statement that the Claimant is entitled to receive, upon request and without charge, reasonable access to, and copies of, all documents, records and other information in the Plan’s files which is relevant to the Claimant’s claim for benefit;

(v)                                 a statement describing the Claimant’s right to bring an action for judicial review under ERISA Section 502(a); and

(vi)                              if an internal rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination on review, a statement that a copy of the rule, guideline, protocol or other similar criterion will be provided without charge to the Claimant upon request.

(d)                                 Calculation of Time Periods.  For purposes of the time periods specified in this Article, the period of time during which a benefit determination is required to be made begins at the time a claim is filed in accordance with this Plan procedures without regard to whether all the information necessary to make a decision accompanies the claim.  If a period of time is extended due to a Claimant’s failure to submit all information necessary, the period for making the determination shall be tolled from the date the notification is sent to the Claimant until the date the Claimant responds.

(e)                                  Failure of Plan to Follow Procedures.  If the Plan Sponsor fails to follow the claims procedure required by this Article, a Claimant shall be deemed to have exhausted the administrative remedies available under this Plan and shall be entitled to pursue any available remedy under Section 502(a) of ERISA on the basis that this Plan has failed to provide a reasonable claims procedure that would yield a decision on the merits of the claim.

(f)                                    Failure of Claimant to Follow Procedures.  A Claimant’s compliance with the foregoing provisions of this Article is a mandatory prerequisite to the Claimant’s right to commence any legal action with respect to any claim for benefits under the Plan.

10.2                         Arbitration of Claims.  All claims or controversies arising out of or in connection with this Plan shall, subject to the initial review provided for in the foregoing provisions of this Article be resolved through arbitration as provided in this Paragraph 10.2.  Except as otherwise agreed mutual by the parties, any arbitration shall be administered under and by the Judicial Arbitration & Mediation Services, Inc. (“JAMS”), in accordance with the JAMS procedure then in effect.  The arbitration shall be held in the JAMS office nearest to where the Claimant is or was last employed by the Plan Sponsor or at a mutually agreeable location.  The prevailing party in the arbitration shall have the right to recover its reasonable attorney’s fees, disbursements and costs of the arbitration (including enforcement of the arbitration decision), subject to any contrary determination by the arbitrator.

ARTICLE 11

The Trust

11.1                         Establishment of Trust.  The Plan Sponsor may establish a grantor trust, of which the Plan Sponsor is the grantor, within the meaning of subpart E, part I, subchapter J, subtitle A of the Code, to pay benefits under this Plan (the “Trust”).  If the Plan Sponsor establishes the Trust, all benefits payable under this Plan to a Participant shall be paid directly by the Plan Sponsor from the Trust.  To the extent such benefits are not paid from the Trust, the benefits shall be paid from the general assets of the Plan Sponsor.  The Trust, if any, shall be an irrevocable grantor trust which conforms to the terms of the model trust as described in IRS

Revenue Procedure 92-64, I.R.B. 1992 33, as same may be amended or modified from time to time.  If the Plan Sponsor establishes a Trust, the assets of the Trust will be subject to the claims of the Plan Sponsor’s creditors in the event of its insolvency.  Except as may otherwise be provided under the Trust, the Plan Sponsor shall not be obligated to set aside, earmark or escrow any funds or other assets to satisfy its obligations under this Plan, and the Participant and/or his or her designated Beneficiaries shall not have any property interest in any specific assets of the Plan Sponsor other than the unsecured right to receive payments from the Plan Sponsor, as provided in this Plan.

11.2                         Interrelationship of the Plan and the Trust.  The provisions of this Plan shall govern the rights of a Participant to receive distributions pursuant to this Plan.  The provisions of the Trust (if established) shall govern the rights of the Participant and the creditors of the Plan Sponsor to the assets transferred to the Trust.  The Plan Sponsor and each Participant shall at all times remain liable to carry out its obligations under this Plan.  The Plan Sponsor’s obligations under this Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust.

11.3                         Contribution to the Trust.  Amounts may be contributed by the Plan Sponsor to the Trust at the sole discretion of the Plan Sponsor.

ARTICLE 12

Miscellaneous

12.1                         Validity.  In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.  To the extent any provision of this Plan is determined by the Plan Administrator (acting in good faith), the Internal Revenue Service, the United States Department of the Treasury or a court of competent jurisdiction to fail to comply with Section 409A of the Code or Applicable Guidance with respect to any Participant or Participants, such provision shall have no force or effect with respect to such Participant or Participants.

12.2                         Nonassignability.  Neither any Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part hereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable.  No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment (except to the extent the Plan Sponsor may be required to garnish amounts from payments due under this Plan pursuant to applicable law) or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency or be transferable to a spouse as a result of a property settlement or otherwise.  If any Participant, Beneficiary or successor in interest is adjudicated bankrupt or purports to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber transfer, hypothecate, alienate or convey in advance of actual receipt, the amount, if any, payable hereunder, or any part thereof, the Plan Administrator, in its discretion, may cancel such distribution or payment (or any part thereof) to or for the benefit of such Participant, Beneficiary or successor in interest in such manner as the Plan Administrator shall direct.

12.3                         Not a Contract of Employment.  The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between the Plan Sponsor and the Participant.  Nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of the Plan Sponsor as an employee or otherwise or to interfere with the right of the Plan Sponsor to discipline or discharge the Participant at any time.

12.4                         Unclaimed Benefits.  In the case of a benefit payable on behalf of such Participant, if the Plan Administrator is unable to locate the Participant or Beneficiary to whom such benefit is payable, such Plan benefit may be forfeited to the Plan Sponsor upon the Plan Administrator’s determination.  Notwithstanding the foregoing, if, subsequent to any such forfeiture, the Participant or beneficiary to whom such Plan benefit is payable makes a valid claim for such Plan benefit, such forfeited Plan benefit shall be paid by the Plan Administrator to the Participant or Beneficiary, without interest from the date it would have otherwise been paid.

12.5                         Governing Law.  Subject to ERISA, the provisions of this Plan shall be construed and interpreted according to the internal laws of the State of Texas, without regard to its conflicts of laws principles.

12.6                         Notice.  Any notice, consent or demand required or permitted to be given under the provisions of this Plan shall be in writing and shall be signed by the party giving or making the same.  If such notice, consent or demand is mailed, it shall be sent by United States certified mail, postage prepaid, addressed to the addressee’s last known address as shown on the records of the Plan Sponsor.  The date of such mailing shall be deemed the date of notice consent or demand.  Any person may change the address to which notice is to be sent by giving notice of the change of address in the manner aforesaid.

12.7                         Coordination with Other Benefits.  The benefits provided for a Participant and Participant’s Beneficiary under this Plan are in addition to any other benefits available to such Participant under any other plan or program for employees of the Plan Sponsor.  This Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided herein.

12.8                         Compliance.  A Participant shall have no right to receive payment with respect to the Participant’s Account balance until all legal and contractual obligations of the Plan Sponsor relating to establishment of the Plan and the making of such payments shall have been complied with in full.

12.9                         Successor Company.  The Plan may be continued after a sale of assets of the Plan Sponsor, or a merger or consolidation of the Plan Sponsor into another corporation or entity only if and to the extent that the transferee, purchaser or successor entity agrees to continue the Plan.  In the event that the Plan is not continued by the transferee, purchaser or successor entity, the Plan shall automatically terminate, and the provisions of Paragraph 9.1 shall become operative.

12.10                   Compliance with Section 409A and Applicable Guidance.  Notwithstanding anything in this Plan to the contrary, all provisions of this Plan, including but not limited to the definitions of terms, elections to defer, and distributions, shall be made in accordance with and shall comply with Section 409A and any Applicable Guidance.  The Plan Sponsor will amend the terms of this Plan retroactively if necessary, to the extent required to comply with Section 409A and any Applicable Guidance.  No provision of this Plan shall be followed to the extent that following such provision would result in a violation of Section 409A or the Applicable Guidance, and no election made by a Participant hereunder, and no change made by a Participant to a previous election, shall be accepted by the Plan Sponsor if the Plan Sponsor determines that acceptance of such election or change could violate any of the requirements of Section 409A or the Applicable Guidance.  This Plan and any accompanying forms shall be interpreted in accordance with, and incorporate the terms and conditions required by Section 409A and the Applicable Guidance, including, without limitation, any such Treasury Regulations or other guidance that may be issued after the date hereof.

IN WITNESS WHEREOF, the Plan Sponsor has signed this amended and restated Plan document as of November 21, 2008.

FGX INTERNATIONAL INC.

By:	/s/ Alec Taylor
Title: Alec Taylor, CEO